Exhibit 99.3

SCHEDULE A

Funds

Date	Number of Shares Bought	Price Per Share($) (1)(2)
03/10/2025	269	12.92766	(3)
03/11/2025	34	13.68941	(4)
03/14/2025	144,623	27.83474	(5)
03/14/2025	376,389	28.08133	(6)
03/17/2025	109,714	28.77775	(7)
03/18/2025	4,433	28.79135	(8)
03/21/2025	6,710	28.81962	(9)
03/31/2025	2,447	28.85892	(10)
04/01/2025	225	28.86556	(11)
04/02/2025	216	28.87000	(12)
04/04/2025	191,303	28.68005	(13)
04/07/2025	287,034	28.63191	(14)
04/08/2025	194,698	28.65544	(15)
04/09/2025	87,160	28.81746	(16)
04/10/2025	115,649	29.00740	(17)
04/14/2025	26,862	29.06075	(18)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $12.92766 per share, at prices ranging from $12.67 to $13.09 per share.

(4) Reflects a weighted average purchase price of $13.68941 per share, at prices ranging from $13.58 to $13.86 per share.

(5) Reflects a weighted average purchase price of $27.83061 per share, at prices ranging from $26.99 to $27.98 per share.

(6) Reflects a weighted average purchase price of $28.08133 per share, at prices ranging from $27.99 to $28.25 per share.

(7) Reflects a weighted average purchase price of $28.77775 per share, at prices ranging from $28.18 to $28.87 per share.

(8) Reflects a weighted average purchase price of $28.79135 per share, at prices ranging from $28.68 to $28.87 per share.

(9) Reflects a weighted average purchase price of $28. 81962 per share, at prices ranging from $28.80 to $28.86 per share.

(10) Reflects a weighted average purchase price of $28. 85892 per share, at prices ranging from $28.8 to $28.87 per share.

(11) Reflects a weighted average purchase price of $28. 86556 per share, at prices ranging from $28.86 to $28.87per share.

(12) Reflects a weighted average purchase price of $28.87000 per share, at prices ranging from $28.87 to $28.87 per share.

(13) Reflects a weighted average purchase price of $28.68005 per share, at prices ranging from $28.24 to $28.87 per share.

(14) Reflects a weighted average purchase price of $28.63191 per share, at prices ranging from $28.05 to $28.86 per share.

(15) Reflects a weighted average purchase price of $28.65544 per share, at prices ranging from $28.42 to $28.87 per share.

(16) Reflects a weighted average purchase price of $28.81746 per share, at prices ranging from $28.44 to $29.12 per share.

(17) Reflects a weighted average purchase price of $29.0074 per share, at prices ranging from $28.80 to $29.12 per share.

(18) Reflects a weighted average purchase price of $29.06075 per share, at prices ranging from $29.08 to $29.09 per share.

Date	Number of Shares Sold	Price Per Share($) (1)(2)
02/21/2025	63	13.23116	(3)
02/24/2025	320	13.24606	(4)
02/26/2025	59	13.67983	(5)
03/11/2025	546	13.54838	(6)
03/12/2025	1,792	14.02571	(7)
03/13/2025	186	13.84117	(8)
03/14/2025	82	27.06996	(9)
03/14/2025	1,585	28.04742	(10)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $13.23116 per share, at prices ranging from $13.16 to $13.34 per share.

(4) Reflects a weighted average purchase price of $13.24606 per share, at prices ranging from $13.23 to $13.33 per share.

(5) Reflects a weighted average purchase price of $13.67983 per share, at prices ranging from $13.63 to $13.75 per share.

(6) Reflects a weighted average purchase price of $13.54838 per share, at prices ranging from $12.95 to $13.71 per share.

(7) Reflects a weighted average purchase price of $14.02571 per share, at prices ranging from $13.88 to $14.15 per share.

(8) Reflects a weighted average purchase price of $13.84117 per share, at prices ranging from $13.65 to $14.07 per share.

(9) Reflects a weighted average purchase price of $27.06996 per share, at prices ranging from $26.62 to $27.56 per share.

(10) Reflects a weighted average purchase price of $28.04742 per share, at prices ranging from $27.64 to $28.49 per share.